EXHIBIT (i)

EATON VANCE MANAGEMENT The Eaton Vance Building 255 State Street Boston, MA 02109 Telephone: (617) 482-8260 Telecopy: (617) 338-8054

November 24, 2008

Eaton Vance Municipals Trust The Eaton Vance Building 255 State Street Boston, MA 02109 Ladies and Gentlemen:

Eaton Vance Municipals Trust (the “Trust”) is a voluntary association (commonly referred to as a
“business trust”) established under Massachusetts law with the powers and authority set forth under its
Declaration of Trust dated September 30, 1985, as amended (the “Declaration of Trust”).

I am of the opinion that all legal requirements have been complied with in the creation of the
Trust, and that said Declaration of Trust is legal and valid.

The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered by Form N-1A are identified on Appendix A hereto.

Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts
Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

1.	The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

2.	Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the
Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

Eaton Vance Municipals Trust November 24, 2008 Page 2

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 115 to the Trust’s Registration Statement on Form N-1A
pursuant to the Securities Act of 1933, as amended.

Very truly yours, /s/ Christopher Sechler Christopher Sechler, Esq. Vice President

Appendix A

Established and Designated Series of the Trust

Eaton Vance Alabama Municipals Fund(3)
Eaton Vance Arizona Municipals Fund(2)
Eaton Vance Arkansas Municipals Fund(2)
Eaton Vance California Municipals Fund(3)
Eaton Vance Colorado Municipals Fund(2)
Eaton Vance Connecticut Municipals Fund(3)
Eaton Vance Georgia Municipals Fund(3)
Eaton Vance Kentucky Municipals Fund(2)
Eaton Vance Louisiana Municipals Fund(2)
Eaton Vance Maryland Municipals Fund(3)
Eaton Vance Massachusetts Municipals Fund(3)
Eaton Vance Michigan Municipals Fund(1)
Eaton Vance Minnesota Municipals Fund(2)
Eaton Vance Mississippi Municipals Fund(2)
Eaton Vance Missouri Municipals Fund(2)
Eaton Vance National Municipals Fund(3)
Eaton Vance New Jersey Municipals Fund(4)
Eaton Vance New York Municipals Fund(3)
Eaton Vance North Carolina Municipals Fund(3)
Eaton Vance Ohio Municipals Fund(2)
Eaton Vance Oregon Municipals Fund(2)
Eaton Vance Pennsylvania Municipals Fund(3)
Eaton Vance Rhode Island Municipals Fund(2)
Eaton Vance South Carolina Municipals Fund(3)
Eaton Vance Tennessee Municipals Fund(2)
Eaton Vance Virginia Municipals Fund(3)
          Eaton Vance West Virginia Municipals Fund(2)

____________________________
Authorized classes are as follows:

(1) Classes A and C (2) Classes A, B and C (3) Classes A, B, C and I (4) Classes A, C and I